Supplemental Operating & Financial Data Third Quarter Ended September 30, 2019 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary

Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:				
Rental revenue[1,2]	$ 34,958	$ 25,496	$ 97,842	$ 67,119
Interest on loans and direct financing leases	940	220	1,669	379
Other revenue	393	26	641	75
Total revenues	36,291	25,742	100,152	67,573
Expenses:				
Interest	7,207	6,563	20,074	23,474
General and administrative[3]	7,530	3,529	16,455	9,872
Property expenses[4]	442	494	2,334	1,221
Depreciation and amortization	11,141	8,763	30,367	22,842
Provision for impairment of real estate	—	770	1,921	3,526
Total expenses	26,320	20,119	71,151	60,935
Other operating income:				
Gain on dispositions of real estate, net	4,087	1,455	8,237	5,100
Income from operations	14,058	7,078	37,238	11,738
Other (loss)/income:				
Loss on repurchase of secured borrowings[5]	—	—	(4,353)	—
Interest	114	655	723	719
Income before income tax expense	14,172	7,733	33,608	12,457
Income tax expense	66	26	209	143
Net income	14,106	7,707	33,399	12,314
Net income attributable to non-controlling interests	(861)	(2,383)	(6,076)	(2,482)
Net income attributable to stockholders and members	$ 13,245	$ 5,324	$ 27,323	$ 9,832

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Period from June 25, 2018 to September 30, 2018
Basic weighted-average shares outstanding	72,483,932	42,364,754	58,375,745	42,237,460
Basic net income per share	$ 0.18	$ 0.12	$ 0.46	$ 0.13
Diluted weighted-average shares outstanding	77,612,949	61,472,675	73,021,273	61,342,278
Diluted net income per share	$ 0.18	$ 0.12	$ 0.45	$ 0.13

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $142, $194, $717 and $877 for the three and nine months ended September 30, 2019 and 2018, respectively.
2. Includes reimbursable income from our tenants of $238, $7, $1,179 and $32 for the three and nine months ended September 30, 2019 and 2018, respectively.
3. Includes non-recurring expenses of $2,473 for costs and charges incurred in connection with the Eldridge secondary offering and $275 for a provision for potential settlement of litigation during the three and nine months ended September 30, 2019.
4. Includes reimbursable expenses from our tenants of $238, $7, $1,179 and $32 for the three and nine months ended September 30, 2019 and 2018, respectively.
5. Includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

2 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Financial Summary

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited, in thousands except per share amounts)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net income	$ 14,106	$ 7,707	$ 33,399	$ 12,314
Depreciation and amortization of real estate	11,117	8,762	30,295	22,839
Provision for impairment of real estate	—	770	1,921	3,526
Gain on dispositions of real estate, net	(4,087)	(1,455)	(8,237)	(5,100)
Funds from Operations	21,136	15,784	57,378	33,579
Other non-recurring expenses[1]	2,748	—	7,101	—
Core Funds from Operations	23,884	15,784	64,479	33,579
Adjustments:				
Straight-line rental revenue, net	(2,982)	(2,198)	(8,879)	(5,715)
Non-cash interest expense	610	817	2,135	1,982
Non-cash compensation expense	1,051	1,051	3,524	1,398
Other amortization and non-cash charges	296	193	743	400
Capitalized interest expense	(95)	(78)	(165)	(214)
Transaction costs	—	32	—	58
Adjusted Funds from Operations	$ 22,764	$ 15,601	$ 61,837	$ 31,488
Net income per share[2]:				
Basic	$ 0.18	$ 0.12	$ 0.46	
Diluted	$ 0.18	$ 0.12	$ 0.45	
FFO per share[2]:				
Basic	$ 0.27	$ 0.25	$ 0.79	
Diluted	$ 0.27	$ 0.25	$ 0.78	
Core FFO per share[2]:				
Basic	$ 0.31	$ 0.25	$ 0.89	
Diluted	$ 0.31	$ 0.25	$ 0.88	
AFFO per share[2]:				
Basic	$ 0.29	$ 0.25	$ 0.85	
Diluted	$ 0.29	$ 0.25	$ 0.84	

1. Includes non-recurring expenses of $2,473 for costs and charges incurred in connection with the Eldridge secondary offering and $275 for a provision for potential settlement of litigation during the three and nine months ended September 30, 2019 and our $4,353 loss on repurchase of secured borrowings during the nine months ended September 30, 2019.
2. Calculations exclude $111, $155 and $378 from the numerator for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

3 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Financial Summary Consolidated Balance Sheets 242, 242, 242     September 30, 2019   December 31, 2018 (in thousands, except share and per share amounts)   (unaudited)   (audited) ASSETS         Investments: Real estate investments, at cost:         Land and improvements $ 547,549 $ 420,848 Building and improvements   1,117,702   885,656 Lease incentive 4,831 2,794 Construction in progress   10,229   1,325 Intangible lease assets 74,973 66,421 Total real estate investments, at cost   1,755,284   1,377,044 Less: accumulated depreciation and amortization (79,482) (51,855) Total real estate investments, net   1,675,802   1,325,189 Loans and direct financing lease receivables, net 62,505 17,505 Net investments   1,738,307   1,342,694 Cash and cash equivalents 23,446 4,236 Restricted cash   2,776   12,003 Straight-line rent receivable, net 22,592 14,255 Prepaid expenses and other assets, net   18,357   7,712 Total assets $ 1,805,478 $ 1,380,900           LIABILITIES AND EQUITY Secured borrowings, net of deferred financing costs   $ 305,702   $ 506,116 Unsecured term loan, net of deferred financing costs 199,144 — Revolving credit facility   155,000   34,000 Intangible lease liabilities, net 9,635 11,616 Dividend payable   17,652   13,189 Accrued liabilities and other payables 17,316 4,938 Total liabilities   704,449   569,859 Commitments and contingencies — — Stockholders' equity:         Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018 — — Common stock, $0.01 par value; 500,000,000 authorized; 79,672,970 and 43,749,092 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively   796   431 Additional paid-in capital 1,120,300 569,407 Distributions in excess of cumulative earnings   (22,733)   (7,659) Accumulated other comprehensive income (5,001) — Total stockholders' equity   1,093,362   562,179 Non-controlling interests 7,667 248,862 Total equity   1,101,029   811,041 Total liabilities and equity $ 1,805,478 $ 1,380,900

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended September 30, 2019 had occurred on July 1, 2019. Adjustment includes certain non-recurring expenses recorded within general and administrative expenses in our consolidated statement of operations, including $2,473 of costs and charges incurred in connection with the Eldridge secondary offering and a $275 provision for potential settlement of litigation. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease.     Three Months Ended (unaudited, in thousands)   September 30, 2019 Net income   $ 14,106 Depreciation and amortization   11,141 Interest expense   7,207 Interest income (114) Income tax expense   66 EBITDA 32,406 Provision for impairment of real estate   — Gain on dispositions of real estate, net (4,087) EBITDAre   28,319 Adjustment for current quarter investment and disposition activity1 2,355 Adjustment to exclude other non-recurring expenses2   2,748 Adjustment to exclude lease termination fees and certain percentage rent3 (388) Adjusted EBITDAre - Current Estimated Run Rate   33,034 General and administrative 4,782 Adjusted net operating income ("NOI")   37,816 Straight-line rental revenue, net1 (3,086) Other amortization and non-cash charges   292 Adjusted Cash NOI $ 35,022       Annualized EBITDAre $ 113,276 Annualized Adjusted EBITDAre   $ 132,136 Annualized Adjusted NOI $ 151,264 Annualized Adjusted Cash NOI   $ 140,088

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	September 30, 2019	Rate	Maturity[1]
Secured debt:			
Series 2016-1, Class A	$ 53,283	4.45%	2.2 years
Series 2016-1, Class B	17,243	5.43%	2.2 years
Series 2017-1, Class A	224,375	4.10%	4.7 years
Series 2017-1, Class B	15,669	5.11%	4.7 years
Total secured debt	310,570	4.28%	4.2 years
Unsecured debt:			
Term loan	200,000	3.26%	4.5 years
Revolving credit facility[2]	155,000	LIBOR plus 1.25% to 1.85%	3.5 years
Total unsecured debt	355,000	3.28%	4.1 years
Gross debt	665,570	3.75%	4.1 years
Less: cash & cash equivalents	(23,446)		
Less: restricted cash deposits held for the benefit of lenders	(2,776)		
Net debt	639,348		
Equity:			
Preferred stock	—		
Common stock & OP units (80,226,817 shares @ $22.91/share as of 9/30/19)[3]	1,761,367		
Total equity	1,761,367		
Total enterprise value ("TEV")	$ 2,400,715		
Net Debt / TEV	26.6%		
Net Debt / Annualized Adjusted EBITDAre	4.8x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of September 30, 2019, based on 79,672,970 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

6 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Net Investment Activity

Investment Summary



$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
Investment Activity ($000s)
$160,366
$64,098
$214,427
$133,745
$103,660
$118,187
$190,280
$173,590

Investments	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019[6]	3Q 2019[7]
Number of Transactions	21	16	23	34	24	35	32	28
Property Count	90	28	86	62	39	51	91	139
Avg. Investment per Unit (in 000s)	$1,742	$2,195	$2,438	$2,042	$2,572	$2,303	$2,015	$1,174
Cash Cap Rates[1]	7.7%	7.8%	7.6%	7.6%	7.6%	7.5%	7.3%	7.5%
GAAP Cap Rates[2]	8.7%	8.3%	8.7%	8.5%	8.5%	8.4%	8.1%	8.2%
Master Lease %[3,4]	65%	33%	82%	58%	57%	47%	67%	73%
Sale-Leaseback %[3,5]	75%	68%	90%	77%	83%	78%	65%	88%
% of Financial Reporting[3]	100%	100%	96%	100%	90%	100%	100%	100%
Rent Coverage Ratio	3.1x	2.3x	2.4x	2.7x	2.8x	3.2x	3.2x	3.2x
Lease Term Years	15.5	14.1	17.2	16.1	16.6	15.1	15.3	16.6

1. Cash ABR for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash ABR for that particular quarter.
4. Includes investments in mortgage loan receivables collateralized by more than one property.
5. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.
6. Included three properties that secured $16.8 million of mortgage loans receivable.
7. Included 71 properties that secured $35.3 million of mortgage loans receivable.

7 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Net of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Excludes one property sold pursuant to an existing tenant purchase option. Excludes the sale of one leasehold property. Excludes the prepayment of two mortgage loans receivable for $4.6 million. Dispositions 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 20197 3Q 2019 Realized Gain/(Loss)1,2 15.9% (1.7%) 9.7%5 (6.6%)6 0.4% 2.9% 1.3% 17.8% Cash Cap Rate on Leased Assets3 6.4% 6.7% 7.1%5 6.8%6 6.9% 6.6% 7.0% 6.7% Leased Properties Sold4 9 5 8 17 7 7 10 9 Vacant Properties Sold4 3 1 2 4 1 -- 1 1 Rent Coverage Ratio 1.8x 0.8x 2.1x5 1.8x6 1.8x 1.8x 1.5x 1.1x

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 917 Square Footage (mm) 7.5 Tenants (#) 199 Concepts (#) 233 Industries (#) 16 States (#) 45 Weighted Average Remaining Lease Term (Years) 14.4 Triple-Net Leases (% of Cash ABR) 93.0% Master Leases (% of Cash ABR) 61.7% Sale-Leaseback (% of Cash ABR)2,3 81.2% Unit-Level Rent Coverage 2.9x Unit-Level Financial Reporting (% of Cash ABR) 98.0% Leased (%) 100.0% Top 10 Tenants (% of Cash ABR) 25.5% Average Investment Per Property ($mm) $2.0 Average Transaction Size ($mm)2 $6.3 Total Cash ABR ($mm) $138.6 Includes one undeveloped land parcel and 75 properties that secure mortgage loans receivable. Exclusive of GE Seed Portfolio. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of September 30, 2019

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants[1]	Properties	% of Cash ABR
Captain D's	74	3.7%
Mister	13	3.0%
Art Van	4	2.8%
amc	5	2.7%
Couche-Tard	34	2.7%
Zips	12	2.3%
The Malvern School	13	2.3%
VASA	5	2.1%
R store is your store	25	2.1%
Ladybird	7	2.0%
Top 10 Tenants	**192**	**25.5%**
Total	**917**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt	Rent Per SqFt[3]
Quick Service	Service	$ 19,912	14.4%	290	763,979	$ 26.30
Early Childhood Education	Service	16,000	11.5%	71	793,793	19.66
Convenience Stores	Service	15,984	11.5%	143	560,716	28.51
Car Washes	Service	14,074	10.2%	55	260,627	54.00
Medical / Dental	Service	12,519	9.0%	85	487,702	24.74
Casual Dining	Service	8,803	6.4%	62	374,865	23.48
Automotive Service	Service	6,832	4.9%	53	350,499	19.49
Family Dining	Service	5,477	4.0%	32	200,229	27.36
Other Services	Service	4,095	3.0%	20	208,095	19.68
Pet Care Services	Service	3,838	2.8%	26	156,853	20.74
Service Subtotal		**$ 107,534**	**77.6%**	**837**	**4,157,356**	**$ 25.57**
Health and Fitness	Experience	10,624	7.7%	26	979,828	10.22
Entertainment	Experience	7,055	5.1%	18	647,483	10.90
Movie Theatres	Experience	4,338	3.1%	6	293,206	14.80
Experience Subtotal		**$ 22,017**	**15.9%**	**50**	**1,920,517**	**$ 11.15**
Home Furnishings	Retail	5,839	4.2%	8	418,778	13.94
Grocery	Retail	467	0.3%	2	70,623	6.61
Retail Subtotal		**$ 6,306**	**4.6%**	**10**	**489,401**	**$ 12.89**
Building Materials	Industrial	2,696	1.9%	19	896,956	3.01
Total		**$ 138,554**	**100.0%**	**916**	**7,464,230**	**$ 18.31**

1. Represents tenant, guarantor or parent company.
2. Excludes one undeveloped land parcel, but includes 75 properties that secure mortgage loans receivable.
3. Calculation excludes properties with no annualized base rent and properties under construction.

10 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Portfolio Summary
Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	98.0%
Corporate-Level Financial Reporting	98.6%
Both Unit-Level and Corporate-Level Financial Information	97.7%
No Financial Information	1.1%

% of Cash ABR by Unit-Level Coverage Tranche[1]



1.00x to 1.49x 5.0%
< 1.00x 2.1%
1.50x to 1.99x 18.1%
Not reported 1.3%
≥ 2.00x 73.4%

Unit-Level Coverage by Tenant Credit[2]



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



41.3%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.

1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of September 30, 2019 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2019	$ 100	0.1%	2	6.9x
2020	703	0.5%	7	2.2x
2021	510	0.4%	5	2.2x
2022	773	0.6%	5	3.7x
2023	2,222	1.6%	13	2.9x
2024	6,259	4.5%	61	3.5x
2025	939	0.7%	10	4.0x
2026	2,392	1.7%	14	2.5x
2027	7,337	5.3%	41	2.7x
2028	2,866	2.1%	17	3.0x
2029	4,255	3.1%	67	4.1x
2030	4,419	3.2%	42	3.5x
2031	5,818	4.2%	34	3.8x
2032	10,500	7.6%	59	3.0x
2033	9,424	6.8%	43	2.2x
2034	19,606	14.2%	172	3.2x
2035	637	0.5%	5	2.0x
2036	2,638	1.9%	22	2.3x
2037	20,916	15.1%	87	3.0x
2038	18,660	13.5%	97	2.2x
2039	15,879	11.5%	106	2.7x
Thereafter	1,701	1.2%	7	2.5x
Total	**$138,554**	**100.0%**	**916**	**2.9x**

Leasing Activity – Trailing 12 Months

$(000)s	Renewed Per Terms of Lease	Re-Leased to New Tenant Without Vacancy	Re-Leased to New Tenant After Vacancy	Total Leasing
Prior Cash ABR	$ 229	$ 1,448	--	$ 1,677
New Cash ABR	229	1,500	--	1,729
Recovery Rate	100.0%	103.6%	--	103.1%
Number of Leases	3	7	--	10
Average Months Vacant	--	--	--	--
Lease Incentives	--	1,500	--	1,500
% of Total Cash ABR[4]	0.2%	1.1%	--	1.2%

Leasing Statistics

Vacant Properties at June 30, 2019	**0**
Expiration Activity	+ 1
Leasing Activity	0
Vacant Property Sales	- 1
Vacant Properties at September 30, 2019	**0**

1. Expiration year of contracts in place as of September 30, 2019 and excludes any tenant option renewal periods that have not been exercised.
2. Excludes one undeveloped land parcel, but includes 75 properties that secure mortgage loans receivable.
3. Weighted by cash ABR as of September 30, 2019.
4. New cash ABR divided by total cash ABR as of September 30, 2019.

12 Supplemental Financial and Operating Information | As of September 30, 2019 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is July 1, 2018 through September 30, 2019. The same-store portfolio for 3Q 2019 is comprised of 538 properties and represented 60% of our current portfolio as measured by contractual cash rent divided by our cash ABR at September 30, 2019. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of September 30, 2019; excludes percentage rent that is subject to sales breakpoints per the lease. Defined Terms Same-Store Portfolio Performance Excludes reimbursable property operating expenses.   Contractual Cash Rent ($000s) %   Type of Business Q3 2019 Q3 2018 Change   Service $ 15,849 $ 15,559 1.9% Experience 2,883 2,850 1.2%   Retail 1,418 1,400 1.3% Industrial 674 661 2.0%   Total Same-Store Rent $ 20,824 $ 20,469 1.7%   - Property Operating Expense1 230 202 13.8% Total Same-Store NOI $ 20,594 $ 20,267 1.6%

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 98% of cash ABR provided for base rent escalation, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation rate of 1.6%, which assumes 0.0% change in annual CPI 7% of contractual rent escalations by cash ABR are CPI-based, while 91% are based on fixed percentage or scheduled increases 73% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of September 30, 2019. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 77.6% 1.7% Every 2 years 2.7 1.4 Every 3 years 0.3 1.2 Every 4 years 0.6 0.8 Every 5 years 13.9 1.3 Other escalation frequencies 3.1 1.4 Flat 1.7 NA Total / Weighted Average 100.0% 1.6%

Glossary Supplemental Reporting Measures 242, 242, 242 FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by excluding from NAREIT defined FFO certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, nor do they represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre are not measures of financial performance under GAAP. You should not consider EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs, and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures and Other Terms 242, 242, 242 Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these metrics as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.